UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 4, 2015

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company” or “Unified”) appointed Messrs. Vache Fermanian, G. Robert (“Rob”) McDougall and Gregory (“Greg”) A. Saar as shareholder-related directors of the Company. A shareholder-related director is a director who is a shareholder, or a partner of a partnership which is a shareholder, or a member of a limited liability company which is a shareholder, or an employee of a corporation, partnership or limited liability company which is a shareholder. None of Messrs. Fermanian, McDougall or Saar was selected as a director pursuant to any arrangement or understanding with any other person, other than with the directors and executive officers of the Company acting within their capacity as such. At this time, Messrs. Fermanian, McDougall and Saar have not been appointed to any committees of the Board. Messrs. Fermanian, McDougall and Saar will receive the same compensation as other shareholder-related members of the Board.

Mr. Fermanian is a co-owner and Vice President of B & V Enterprises Inc. dba Super King Markets, a position he has held since 1993.

Mr. McDougall is currently President and CEO of Gelson’s Markets, a position he has held since February 2014. Mr. McDougall has been with Gelson’s since 2007, as President from January 2012 to February 2014, Executive Vice President of Operations, Perishables and Marketing from October 2010 to January 2012 and Senior Vice President of Perishables and Marketing from December 2009 to October 2010. Mr. McDougall disclaims beneficial ownership of the shares held by Arden-Mayfair, Inc., the parent corporation of Gelson’s Markets.

Mr. Saar is the President and CEO of Saar’s Inc., a position he has held since 1988.

Members affiliated with shareholder-related directors of Unified make purchases of merchandise from Unified and also may receive benefits and services that are of the type generally offered by Unified to similarly situated eligible members.

Since such programs are only available to members of the Company, it is not possible to assess whether transactions with members of the Company, including entities affiliated with shareholder-related directors of the Company, are less favorable to the Company than similar transactions with unrelated third parties. However, management believes such transactions are on terms that are generally consistent with terms available to other members similarly situated.

As of February 10, 2015, a supply agreement with B & V Enterprises, Inc. is in effect and will expire in April, 2015.

A copy of the Company’s press release announcing Messrs. Fermanian, McDougall and Saar’s appointments is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Unified Grocers, Inc. on February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	UNIFIED GROCERS, INC.

	By	/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer